Sheng Yingxin (Beijing) Management Consulting Co., Ltd.

Appendix 5

Agreement on Loan Term Extension

Lender: Sheng Yingxin (Beijing) Management Consulting Co., Ltd. (hereinafter referred to as “Party A”)

Office Site: Unit 13-14, Room 1-1501, 1# Building, No. 1 East Third Ring Middle Road, Chaoyang District, Beijing

Legal Representative (or Person in Charge): Lin Jianxin

Borrower: Xiamen Jingsu Trade Co., Ltd. (hereinafter referred to as “Party B”)

Office Site: P49, 5F, No. 22 Dongpu Road, Siming District, Xiamen

Legal Representative (or Person in Charge): Xu Qingcong

Whereas Party B signed a contract (Contract No.: DZJK2Q160318-001) on March 18, 2016 to borrow RMB 20,000,000.00 Yuan (In Words: RMB Twenty Million Yuan Only) from Party A as required by Party B’s daily operation and market expansion. Party A has actually issued RMB 18,000,000.00 Yuan (In Words: RMB Eighteen Million Yuan Only) to Party B as of September 17, 2016. The value date (actual drawing date) is from March 18, 2016 to September 17, 2016. The actual loan term is 184 days and annual interest rate is 14%. The total amount of interests incurred is RMB 1200111.11 Yuan (In Words: RMB One Million Two Hundred Thousand One Hundred and Eleven Point One One Yuan Only).

On Sep. 18, 2016, as required by business development, Party B needs to extend the loan term for the principal, RMB 18,000,000.00 Yuan (In Words: RMB Eighteen Million Yuan Only). Thus, both parties hereby sign this agreement to extend the due day of the loan to March 17, 2017. The extended loan term is 181 days, and annual interest rate is 14%. The total amount of interests incurred is RMB 1267000 Yuan (In Words: One Million Two Hundred and Eighty Seven Thousand Yuan Only).

As of Sep. 17, 2016, the total amount of principal and interests is 19,200,111.11 Yuan. Party B has paid the interests from March 18, 2016 to June 30, 2016, totally RMB 647,111.11 Yuan, to Party A. In order to better clarify responsibilities of both parties, Party A and Party B have reached consensus on loan term extension, and hereby sign this contract.

Article 1 Loan Amount and Extended Term

1.1 The loan amount is till RMB 18,000,000.00 Yuan without any change.

1.2 The loan term is extended for another 181 days, from September 18, 2016 to March 17, 2017.

Sheng Yingxin (Beijing) Management Consulting Co., Ltd.

1.3 The annual interest rate of loan under this agreement is fixed rate of 14%, consistent with that in the original contract (Contract No.: DZJK20160318-001). The interest of loan is totally RMB 1,267,000.00Yuan.

The calculation method of interests is consistent with the original contract (Contract No.: DZJK20150610). The loan interest is totally RMB 1,267,000.00Yuan.

1.4 Within 20 workdays after the extension agreement is signed, Party B shall pay interests during July 1, 2016 to Sep. 17, 2016, totally 553000.00 Yuan to Party A.

1.5 In the event that Party B repays the loan in advance within the loan term, the interest shall be counted according to monthly interest on a daily basis. If Party B delays to repay the loan again, Party B is willing to pay 5% of total loan amount as compensation and 10% of the same as liquidated damages to Party A, and undertake all expenses paid to realize creditor’s rights (including lawyer fee) as well as relevant legal liabilities.

Article 2 Way of Repayment

2.1 On the maturity day, Party B shall actively repay principal and interests at lump sum to Party A in accordance with this agreement. After the repayment is received, Party B shall return the original receipt and original of this agreement to Party A.

Article 3 Compulsory Execution Clauses and Time of Repayment

3.1 Through deliberation, Party A and Party B mutually confirm to endow compulsory execution effect to this agreement after both parties agreed with and signed this agreement.

3.2 The maturity date of this loan shall be March 17, 2017. Within 15 workdays upon expiration, where Party B fails to repay the loan as scheduled, Party A has the right to apply for compulsory execution of the unpaid sum to the People’s Court of Chaoyang District according to this contract. Party B is willing to accept the compulsory execution from the people’s court.

Article 4 Dispute Resolution

4.1 The disputes incurred during contract performance process shall be solved by both parties through friendly consultation. If consultation or conciliation fails, either party can file a law suit to the People’s Court of Chaoyang District, Beijing.

Article 5 Miscellaneous

5.1 After extension, the rights, obligations and relevant matters of both parties still follow the original loan contract (Contract No.: DZJK20160318-001).

5.2 The unaccomplished matters in this agreement shall be implemented in accordance with the Contract Law of the People’s Republic of China and relevant laws and regulations.

5.3 This Contract takes effect from the signing and sealing date of both parties. This contract is made in duplicate, one copy each for both parties and the guarantor with equal legal validities.

Sheng Yingxin (Beijing) Management Consulting Co., Ltd.

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Party A: Sheng Yingxin (Beijing) Management Consulting Co., Ltd. (Official Seal)

Legal Representative (Authorized Agent):	(Signature or Seal)

Signing Date: Sep. 17, 2016

Party B: Xiamen Jingsu Trade Co., Ltd. (Official Seal)

Legal Representative (Authorized Agent):	(Signature or Seal)

Signing Date: Sep. 17, 2016

Signing Place: Beijing